EXHIBIT 10.10

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE is made and entered into on May     , 1996, between EKWILL PARTNERS, Ltd., a California limited Partnership (“Lessor”) and McGHAN MEDICAL CORPORATION, a California corporation (“Lessee”).

RECITALS:

A.    Lessor and Lessee entered into a Lease dated for reference May 23, 1989 (the “Lease”) pursuant to which Lessor leased to Lessee and Lessee hired from Lessor 27,992 sq.ft (the “Premises”) on the first and second floors of the building commonly known as 5540 Ekwill Street, Santa Barbara, California (the “Building”).

B.    The Lease was amended by a First Amendment of Lease dated for reference August 20, 1992 (the “First Amendment”).

C.    The term of the Lease, as amended, expires July 31, 1996.

D.    The Lease grants Lessee an option to extend the term for an additional period of 7 years. The parties have agreed to delete this option right in consideration of Lessee’s agreement to lease the Premises for an additional period of 10 years commencing August 1, 1996.

E.    The parties desire to memorialize the extension of the term of the Lease, as amended.

NOW, THEREFORE, in consideration of the premises described above, and other good and valuable consideration, the parties agree as follows:

1.             INCORPORATION OF RECITALS

The recitals set forth above are incorporated herein as if fully set forth at this point.

CONFIDENTIAL

[SEAL OF McGHAN MEDICAL CORPORATION

PROPRIETARY INFORMATION]

2.             EXTENSION OF TERM

Lessee agrees to lease the Premises for a 10-year period commencing August 1, 1996, and expiring July 31, 2005. Lessee acknowledges that it has accepted and currently is in possession of the Premises.

3.             RENT

The Initial Annual Rent for the Premises during the extended term shall be $ 382,930.56, payable in equal monthly installments of $31,910.88 commencing August 1, 1996, and commencing monthly thereafter.

Effective January 1, 1997, and effective January 1 of each subsequent year during the extended term, the Initial Annual Rent shall be adjusted as provided in Section 3.5 of the Lease.  The rental adjustment effective January 1, 1997, shall be based upon the change in the Index for the full prior 12 months.

4.             ADDITIONAL RENT

In addition to the Initial Annual Rent, Lessee shall pay the Additional Rent as provided in Section 3.2 of the Lease. For purposes of Article 3 of the Lease, Lessee’s Building Percentage is 66.12% and Lessee’s Common Area Percentage is 33.06%. Lessee shall continue to pay 49% of the electrical charges for common meter shared by Lessee and EG&G.

5.             SECURITY DEPOSIT

On or before August 1, 1996, Lessee shall deliver to Lessor cash in an amount sufficient to increase the total security deposit held by Lessor to $31,910.88. The increased security deposit shall be used, applied, and retained by Lessor on the terms and conditions described in the Lease.

6.             FURTHER AMENDMENTS TO LEASE

Article 20 of the Lease is deleted in its entirety.

Paragraphs 1, 2.1, 2.3, 3.1, 3.4(a), 3.4(c), 3.5,4, 20.5.1, 20.6, and  20.7 of the Addenda to the Lease are deleted in their entirety.

7.             FIRST RIGHT TO LEASE ADDITIONAL SPACE

In the event that additional space within the Building (the “Additional Space”) shall become available during the term of this Lease and Lessee is not then in default under the terms of this Lease or the 5520 Lease (described below), Lessor shall give Lessee written notice of Lessee’s first right to lease such Additional Space. The Notice from Lessor shall describe the Additional Space, including any unique features thereof, and the date upon which the lease for the Additional Space will commence. The lease for the Additional Space shall commence upon the date that the Additional Space is first available for occupancy and shall continue for a term coincidental with the term of this Lease. The terms and conditions of the lease for the Additional Space shall be the same as the terms of this Lease, including without limitation the per square foot rental payable hereunder and the obligation of the Lessee to pay Additional Rent. Rental adjustments for the lease for the Additional Space shall be made to coincide with rental adjustments under this Lease. The lease of the Additional Space shall be strictly on an “AS IS” basis, and Lessor shall have no obligation to make any changes, alterations, modifications or repairs whatsoever to the Additional Space.

Lessee shall have 10 business days from the date of receipt of Lessor’s written notice to agree to lease the Additional Space.  Lessee’s election to lease the Additional Space shall only be effective if its written agreement to lease is received by Lessor within said time period and is accompanied by a check in an amount equal to the full first month’s rent plus a security deposit of one month’s rent (collectively the “Additional Space Deposit”). In the event Lessee fails to give timely written notice to Lessor of its agreement to lease the Additional Space together with the required Additional Space Deposit, Lessee’s rights hereunder shall terminate and Lessor shall be free to lease or otherwise treat the Additional Space as it sees fit. Upon receipt of Lessee’s agreement to lease the Additional Space and the Additional Space Deposit, Lessor shall prepare an amendment to this Lease and deliver it to Lessee. Lessee shall execute and return the amendment to Lessor within 10 business days of receipt.

8.             5520 LEASE

Concurrently with execution of this Second Amendment to Lease, Lessee has executed a Lease with Lessor for certain space in an adjacent building at 5520 Ekwill Street, Santa Barbara, California (the “5520 Lease”). Any default by the Lessee under the 5520 Lease shall constitute a default under the terms of this Lease, as amended.

9.             NO FURTHER CHANGES

Except as expressly modified and amended herein, all of the terms and provisions of the Lease, as modified by the First Amendment, are hereby ratified and approved.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

LESSOR:	EKWILL PARTNERS, LTD., a California
limited partnership

	By	/s/ Jeffrey C. Bermant
Jeffrey C. Bermant,
General Partner

130 Cremona Drive, Suite D
Goleta, CA 93117

LESSEE:	McGHAN MEDICAL CORPORATION

	By	/s/ Donald K. McGhan
Donald K. McGhan,
Chief Executive Officer

5540 Ekwill Street
Santa Barbara, CA 93111

9.	Broker(s):	None

10.	Parking Spaces Provided:	12

11.	Address for Payments and Notices (if different from below:	None

12.                                 Submission of this instrument for examination or signature by the Lessee does not constitute a reservation of or option for space and it is not effective as a lease or otherwise until execution by both the Lessee and the Lessor. This document will be deemed withdrawn by the Lessor if not executed by the Lessee and delivered to the Lessor by                         .

IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions, Articles 1 through 17 which follow, and any attached Exhibits or Addendums, as of the date first above written.

LESSOR:

Date: , 1996	EKWILL PARTNETS, LTD., a California
limited partnership

	By:	/s/ Jeffrey C. Bermant
Jeffrey C. Bermant,
General Partner

Address:

130 Cremona Drive, Suite D
Goleta, CA 93117

LESSEE:

Date: , 1996	McGHAN MEDICAL CORPORATION

	By:	/s/ Donald C. McGhan
Donald C. McGhan
Chief Executive Officer

Address:

5540 Ekwill Street
Santa Barbara, CA 93111